                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Progressive Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            Robert B. Pomerenk, Esq.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

December 19, 1997

Dear Stockholder:

    We cordially invite you to attend the first Annual Meeting of Stockholders of Progressive Bancorp, Inc. (the "Company"), the newly formed bank holding company of Pekin Savings Bank (the "Bank"). The Annual Meeting will be held at the Company's main office at 601 Court Street, Pekin, Illinois, at 2:00 p.m. (Illinois time) on Tuesday, January 20, 1998.

    The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the meeting we will also report on the operations of the Company and the Bank. Directors and officers of the Company and the Bank, as well as a representative of our independent auditors, will be present to respond to any questions that stockholders may have.

    At the Annual Meeting, stockholders will be requested to ratify the appointment of Clifton, Gunderson & Co. as auditors for the Company's fiscal year ending September 30, 1998 and to elect two directors of the Company.

    The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

    On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

Sincerely,


Arthur E. Krile, Jr.
President and Chief Executive Officer

                                PROGRESSIVE BANCORP, INC.
                                    601 Court Street
                                  Pekin, Illinois 61554
                                     (309) 347-5101

                                        NOTICE OF
                             ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held On January 20, 1998

    Notice is hereby given that the Annual Meeting of Progressive Bancorp, Inc. (the "Company") will be held at the Company's main office at 601 Court Street, Pekin, Illinois, on Tuesday, January 20, 1998, at 2:00 p.m., Illinois time.

    A Proxy Card and a Proxy Statement for the Meeting are enclosed.

    The Meeting is for the purpose of considering and acting upon:

    1. The election of two directors of the Company;

    2. The ratification of the appointment of Clifton, Gunderson & Co. as auditors for the Company for the fiscal year ending September 30, 1998; and

such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

    Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record as of December 12, 1997, are the stockholders entitled to vote at the Meeting, and any adjournments thereof.

    EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

                               By Order of the Board of Directors


                               E. Glen Rittenhouse
                               Secretary

Pekin, Illinois
December 19, 1997
-------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
-------------------------------------------------------------------------------

                                PROXY STATEMENT

                            PROGRESSIVE BANCORP, INC.
                                601 Court Street
                              Pekin, Illinois 61554
                                  (309) 347-5101


                         ANNUAL MEETING OF STOCKHOLDERS
                                January 20, 1998

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Progressive Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), which will be held at the Company's main office at 601 Court Street, Pekin, Illinois, on Tuesday, January 20, 1998, at 2:00 p.m., Illinois Time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about December 19, 1997.

                             REVOCATION OF PROXIES

    Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address of the Company set forth above, or the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a stockholder attends the Meeting and votes in person. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Meeting.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The securities entitled to vote at the Meeting consist of the common stock, $.01 par value per share, of the Company (the "Common Stock"). Each share of the Common Stock entitles the record holder to one vote on all matters. December 12, 1997 has been fixed by the Board of Directors as the record date (the "Record Date") for determining stockholders entitled to notice of and to vote at the Meeting. As of the Record Date, the Company had 168,172 shares of Common Stock issued and outstanding. The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting.

    As provided in the Certificate of Incorporation of the Company, recordholders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to vote any shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity.

    Persons and groups owning in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC") regarding such ownership pursuant to the Securities Exchange Act of 1934. The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by all directors and executive officers as a group and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock. This information is based solely upon information supplied to the Company and the filings required pursuant to the Securities Exchange Act of 1934.

                                            AMOUNT OF SHARES
                                            OWNED AND NATURE          PERCENT OF SHARES
NAME AND ADDRESS OF                           OF BENEFICIAL           OF COMMON STOCK
BENEFICIAL OWNERS                              OWNERSHIP(1)            OUTSTANDING(3)
-------------------                         ----------------          -----------------
Arthur E. Krile, Jr.
224 Cypress
Pekin, Illinois 61554                                14,546                 8.03%

E. Glen Rittenhouse
1804 Columbus Drive
Pekin, Illinois 61554                                12,724                 7.03%

All Directors and Executive Officers
as a Group (11 persons)                              39,444(2)              21.8%

------------------------

(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2) Includes 12,763 shares of Common Stock underlying options granted pursuant to the Pekin Savings and Loan Association 1992 Stock Option Plan.

(3) Includes shares underlying options exercisable at any time within 60 days from the Record Date.

                                  THE COMPANY

    On November 6, 1997, the Company issued 168,172 shares of Common Stock in connection with the reorganization of the Bank into the holding company form of ownership (the "Reorganization"). In the Reorganization one share of Common Stock was issued in exchange for each share of common stock of the Bank. The only significant asset of the Company is the capital stock of the Bank, and the business of the Company consists soley of the business of the Bank.

                                    THE BANK

    Pekin Savings Bank is an Illinois-chartered savings bank headquartered in Pekin, Illinois. The Bank was founded in 1882 and has been a member of the Federal Home Loan Bank System since 1955. Its deposits are insured up to the regulatory maximum by the Savings Association Insurance Fund, which is administered by the Federal Deposit Insurance Corporation.

    On September 29, 1992, the Bank converted from a mutual savings and loan association to a capital stock savings and loan association. In 1992 the Bank consummated a public offering of 164,487 shares of common stock which generated net proceeds, after fees and expenses, of $1,312,522. On January 18, 1994, the Bank converted from an Illinois-chartered stock savings and loan association to an Illinois-chartered stock savings bank.

-------------------------------------------------------------------------------
                        PROPOSAL I--ELECTION OF DIRECTORS
-------------------------------------------------------------------------------

    The Company's Board of Directors is currently composed of seven members. The Company's bylaws provide that approximately one-third of the directors are to be elected annually. Directors of the Company are generally elected to serve for a three year period or until their respective successors shall have been elected and shall qualify. Two directors will be elected at the Meeting to serve for a three-year period and until their respective successors have been elected and qualified. The Board of Directors has nominated to serve as directors Arthur E. Krile, Jr. and E. Glen Rittenhouse.

    The table below sets forth certain information regarding the composition of the Company's Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

                                                                                                           SHARES OF
                                                                                                          COMMON STOCK
                                                                                                          BENEFICIALLY
                                                      POSITIONS                                             OWNED ON
                                                     HELD IN THE            DIRECTOR     CURRENT TERM      THE RECORD      PERCENT
NAME (1)                         AGE (6)               COMPANY              SINCE (2)      TO EXPIRE        DATE (3)      OF CLASS
-----------------------------  -----------  -----------------------------  -----------  ---------------  --------------  -----------
NOMINEES
Arthur E. Krile, Jr.                        President, Chief Executive
                                       61   Officer and Director                 1985           1997          14,546(4)        8.03%
E. Glen Rittenhouse                         Senior Vice President,
                                       49   Secretary and Director               1987           1997          12,724(5)        7.03

                         DIRECTORS CONTINUING IN OFFICE

Patrick E. Oberle                        50  Director                               1994       1999        933          *
James S. Wolf                            51  Director                               1994       1999    2,233(5)       1.3
Orville G. Deppert                       81  Chairman of the Board                  1951       1998      2,641        1.5
R.H. More                                84  Vice Chairman of the Board             1953       1998      2,641        1.5
John L. Steger                           34  Director                               1996       1998        200          *

                                                 (footnotes on following page)

------------------------
(*) Less than 1%.
(1) The mailing address for each person listed is 601 Court Street, Pekin, Illinois 61554.
(2) May reflect initial appointment to the Board of Directors of the Bank's mutual predecessor.
(3) Includes shares subject to options granted under the Pekin Savings and Loan Association 1992 Stock Option Plan (the "Option Plan") and exercisable within 60 days of the Record Date; does not include shares subject to options that are not exercisable within 60 days of the Record Date.
(4) Includes 6,172 shares subject to options granted pursuant to the Option
    Plan.
(5) Includes 5,474 shares subject to options granted pursuant to the Option
    Plan.
(6) As of September 30, 1997.

    The principal occupation during the past five years of each director and executive officer of the Company is set forth below. All directors and executive officers have held their present positions for five years unless otherwise stated.

    Orville G. Deppert became Chairman of the Board of the Bank in 1967 and of the Company upon its formation. He is currently retired and was the former owner/operator of George Deppert & Sons Farm Implements.

    R.H. More became Vice Chairman of the Board of the Bank in 1981 and of the Company upon its formation. He is currently retired, and was the former publisher of The Pekin Daily Times.

    Arthur E. Krile, Jr. has been President and Chief Executive Officer of the Bank since 1985 and of the Company upon its formation, and has been employed by the Bank since 1961.

    E. Glen Rittenhouse has been the Senior Vice President and Secretary of the Bank since 1985 and of the Company upon its formation, and has been employed by the Bank since 1973.

    John L. Steger became a director of the Bank in 1996 and of the Company upon its formation. Mr. Steger is a partner and vice president of Steger's Ltd., a furniture retailer located in Pekin, Illinois.

    James S. Wolf became a director of the Bank in 1994 and of the Company upon its formation. Mr. Wolf is a certified public accountant and has been President of Wolf, Tesar & Company, P.C., an accounting firm, since 1980.

    Patrick E. Oberle became a director of the Bank in 1994 and the Company upon its formation. Mr. Wolf has been a principal of the law firm Elliff, Keyser, Oberle & Dancey, P.C. since 1976. 9

    James A. Crafton has been employed by the Bank since 1977 and presently serves as Vice President--Installment Loans.

    Lisa M. Harness has been employed by the Bank since 1976, and presently serves as Vice President-Mortgage Loans--Servicing.

    David Earl Riley has been employed by the Bank since 1986, and presently serves as Vice President-- Mortgage Loan Originations.

    Eugene Van Vooren has been employed by the Bank since 1985 and the Company upon its formation and presently serves as Vice President and Treasurer. He is the chief financial officer of the Bank and the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The primary business of the Company is to hold the common stock of its wholly-owned subsidiary, the Bank. Since the Company was found in November 1997, no meetings of the Board of Directors or committees occurred in fiscal year 1997. The business of the Bank's Board of Directors is conducted through meetings and activities of the Board and its committees. During the fiscal year ended September 30, 1997, the Board of Directors of the Bank held
12 regular meetings. During the fiscal year ended September 30, 1997, with the exception of Orville G. Deppert, no director attended fewer than 75% of the total meetings of the Board of Directors of the Bank and committees on which such director served.

    The Executive Committee of the Board of Directors consists of directors Orville G. Deppert, R.H. More, James S. Wolf and Arthur E. Krile, Jr. The purpose of the Executive Committee is to consider issues and formulate recommendations to be presented to the entire Board of Directors. All actions of the Executive Committee must be ratified by the full Board of Directors. The Executive Committee meets as necessary in between meetings of the full Board of Directors. The Executive Committee met three times in fiscal year 1997.

    The full Board of Directors also serves as the compensation committee of the Bank, and meets periodically to review the performance of the Bank's officers and employees, and to determine compensation programs and adjustments. The Board of Directors met once in its capacity as the compensation committee in fiscal year 1997.

    The Asset/Liability Management Committee consists of directors Arthur E. Krile, Jr., James S. Wolf and E. Glen Rittenhouse, as well as Vice President Eugene Van Vooren. The purpose of the Asset/Liability Management Committee is to promulgate asset and liability management strategies and to monitor asset/ liability management results. The Asset/Liability Management Committee met four times in fiscal year 1997.

    The Audit Committee Consists of Directors Patrick E. Oberle, John L. Steger and James S. Wolf. This committee meets with the Bank's outside auditors to discuss the results of the annual audit and any related matters. The members of this committee also receive and review all the reports and findings and other information presented to them by the Bank's officers regarding financial reporting policies and practices. The Audit Committee met once in fiscal year 1997.

    The Bank's full Board of Directors serves as a nominating committee. The Board of Directors met once in its capacity as the nominating committee during fiscal year 1997.

    The Bank's Option Committee did not meet during fiscal 1997 and consists of directors Orville G. Deppert, R.H. More and James S. Wolf. This committee determines the award of stock options under the Pekin Savings and Loan Association 1992 Stock Option Plan.

EXECUTIVE COMPENSATION

    The Company has not paid any compensation to its executive officers since its formation. The following table sets forth for the fiscal years ended September 30, 1997, 1996, and 1995, certain information as to the total remuneration paid by the Bank to the Chief Executive Officer of the Bank as of September 30, 1997.

                                                                      ANNUAL COMPENSATION (1)
                                          -------------------------------------------------------------------------------
                                              FISCAL
                NAME AND                    YEARS ENDED                               OTHER ANNUAL          ALL OTHER
         PRINCIPAL POSITION (2)            SEPTEMBER 30,   SALARY (3)     BONUS     COMPENSATION (4)    COMPENSATION (5)
----------------------------------------  ---------------  -----------  ---------  -------------------  -----------------
Arthur E. Krile, Jr.....................          1997      $  66,353   $   8,062       $      --           $   2,013
President and Chief.....................          1996         64,473       5,875              --               2,096
Executive Officer.......................          1995         62,588       5,400              --               1,863

------------------------

(1) Does not include benefits pursuant to the Bank's Pension Plan. See
    "Benefits."
(2) No other executive officer received salary and bonuses that in the aggregate exceeded $100,000.
(3) Includes amounts deferred at the election of the named executive officer pursuant to the Bank's 401(k) Plan.
(4) Does not include earnings on the named executive officer's 401(k) Plan account. No long-term compensation, stock options (other than pursuant to the Option Plan), or other stock awards were awarded to this executive officer during the fiscal years ended September 30, 1997, 1996, or 1995.
(5) Includes matching payments made by the Bank on deferred amounts under the Bank's 401(k) Plan.

    Compensation Committee Interlocks and Insider Participation. During the year ended September 30, 1997, the Compensation Committee, which consisted of the entire Board of Directors, met once to review the performance of officers and employees and to determine compensation programs and adjustments. Mr. Krile and Mr. Rittenhouse, members of the Board of Directors, also serve as President and Chief Executive Officer, and Senior Vice President and Secretary, respectively, of the Company and the Bank. The Company does not separately compensate senior officers and employees of the Bank.

    Report of the Compensation Committee on Executive Compensation. The Compensation Committee evaluates the performance of the Chief Executive Officer and Senior Vice President and Secretary, and reviews and approves increases in base compensation as well as any bonus to be awarded. The Compensation Committee also approves any perquisites payable to such officers. In addition, the Compensation Committee determines the budget for salaries for other officers, and reviews the report of the Chief Executive Officer regarding the allocation of compensation to such other officers. In determining whether the base salary of the Chief Executive Officer and Senior Vice President and Secretary should be increased, the budget for other officers and whether to approve the Chief Executive Officer's allocation of such amounts, the Compensation Committee takes into account individual performance, performance of the Bank and information regarding compensation paid to executives performing similar duties for financial institutions in the Bank's market area. The Compensation Committee uses a peer comparison in determining the salary and benefits of the Chief Executive Officer.

    While the Compensation Committee does not use strict numerical formulas to determine changes in compensation for the Chief Executive Officer and other officers of the Bank, and while it weighs a variety of different factors in its deliberations, it has emphasized and will continue to emphasize earnings, profitability and return on average assets as factors in setting the compensation of such officers. Other nonquantitative factors considered by the Committee in fiscal 1997 included general management oversight of the Bank, the quality of communication with the Board of Directors, and the productivity of employees. Finally, the Committee considered the standing of the Bank with customers and the community, as evidenced by the level of customer/community complaints and compliments. While each of the quantitative and nonquantitative factors described above was considered by the Committee, such factors were not assigned a specific weight in evaluating the performance of such officers. Rather, all factors were considered, and based upon the effectiveness of such officer in addressing each of the factors, and the range of compensation paid to officers of peer institutions, the Committee decided to increase the base salary of the Chief Executive Officer by $1,400, or 2.0%, from $66,300 for fiscal year 1996 to $67,700 for fiscal year 1997.

    The above report has been provided by the members of the Compensation
Committee: directors Deppert, More, Krile, Rittenhouse, Steger, Oberle and Wolf.

FILING OF BENEFICIAL OWNERSHIP REPORTS

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's shares of common stock outstanding, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based on reports available to the Company, all such reports during fiscal year 1997 were timely filed.

PERFORMANCE GRAPH

    Set forth hereunder is a performance graph comparing the yearly total return on the Common Stock of the Company (as successor to the Bank) with (a) the yearly cumulative total return on stocks included in the SNL Thrift Index, and
(b) the yearly cumulative total return on stocks included in the SNL Thrift Index. The Bank first issued its Common Stock effective September 29, 1992. Accordingly, the information presented below is for the period beginning September 29, 1992 and ending on September 30, 1997. There can be no assurance that the Company's stock performance will continue in the future with the same or similar trend depicted in the graph. The Company will not make or endorse any predictions as to future stock performance.

                                    [chart]

DIRECTORS' COMPENSATION

    Members of the Board of Directors of Pekin Savings Bank each received $6,000 during the fiscal year ended September 30, 1997; the Vice Chairman of the Board received an additional fee of $600 and the Chairman received an additional fee of $1,200 during the fiscal year ended September 30, 1997. Members of the Board committees are not paid additional amounts for attendance at committee meetings. Pekin Savings Bank paid a total of $43,800 in directors' fees for the fiscal year ended September 30, 1997. The Company does not separately compensate its directors for service on the Board of Directors of the Company.

BENEFITS

    Change of Control Agreements. The continued success of the Bank depends to a significant degree on the skills and competence of its officers. In August 1995, the Bank approved Change of Control Agreements for each of the following officers: Arthur E. Krile, Jr., President and Chief Executive Officer; E. Glen Rittenhouse, Senior Vice President and Secretary; James A. Crafton, Vice President-Installment Loans; D. Earl Riley, Vice President-Mortgage Loan Originations; and Lisa M. Harness, Vice President-Mortgage Loans-Servicing. The Change of Control Agreements are intended to assist the Bank in maintaining a stable and competent management base by enabling the Bank to offer to the designated officers certain protections against termination without cause in the event of a "change in control" as defined in the agreements.

    Each of the Change of Control Agreements for Messrs. Krile and Rittenhouse has a term of 36 months. Each of the Change of Control Agreements for Messrs. Crafton and Riley and Ms. Harness has a term of 12 months. Each agreement provides that at any time 13 following a "change in control" of the Bank, if the officer's employment with the Bank is involuntarily, or in certain circumstances voluntarily, terminated during the term of the agreement, for any reason other than "cause" (as defined in the agreement), the officer would be entitled to receive a payment in an amount determined by the average of the five preceding years' annual base salary, including bonuses and any other cash compensation paid during such years, and the amount of any benefits received pursuant to any employee benefit plans on behalf of such officer maintained by the Bank during such years, excluding life, medical, dental and disability insurance coverage. For the purposes of the agreements, a "change in control" is defined to include the execution of an agreement for the sale of all, or a substantial portion, of the assets of the Bank, or for a merger or recapitalization of the Bank whereby the Bank is not the surviving entity.

    If the "change in control" provisions are triggered under the terms of the Change of Control Agreements, the following officers would receive approximately the amounts set forth opposite their names in severance compensation if the termination of employment occurred in the fiscal year ended September 30, 1997:


                                                  TERMINATION
          OFFICERS                                  AMOUNT
         ----------                            --------------

    Arthur E. Krile, Jr.....................     $ 210,666
    E. Glen Rittenhouse.....................       182,142

    The aggregate amount of severance compensation for all officers of the Bank if termination of employment occurred in the fiscal year ended September 30, 1997 would be $507,506.

    Pension Plan. All full-time salaried employees who have attained the age of 21 and completed one year of service with the Bank are enrolled in the Bank's defined benefit multiple employer non-contributory pension plan sponsored by the Financial Institutions Retirement Fund. Employees remain eligible for plan benefits for so long as such employees complete 1,000 hours of service in each calendar year. The pension plan provides for monthly payments to or on behalf of each covered employee upon the employee's attainment of normal retirement age, at age 65. These payments are calculated in accordance with a formula based on the employee's average annual salary for the five consecutive years of highest salary during benefit service and his number of years of benefit service. Early retirement and disability benefits are also payable under the Plan. In addition, if an eligible employee dies while in active service, his beneficiary is entitled to a lump sum death benefit equal to 100% of such employee's last 12 months' salary, plus an additional 10% of such salary for each year of benefit service until a maximum of 300% of such salary is reached for 20 or more years. Forms of payment, in addition to an annuity, are also available under the Plan.

    Under the Plan, the Bank makes an annual contribution for the benefit of eligible employees computed on an actuarial basis. At September 30, 1997, the market value of the pension plan trust fund equaled approximately $948,000. Employee benefits under the Plan vest as designated in the schedule below:

         YEARS OF CREDITED SERVICE                         VESTED
            FOR VESTING PURPOSES*                        PERCENTAGES
         -------------------------                       -----------

     Less than 5...................................            0%
     5 or more.....................................          100%

---------------

* Eligible employees who have reached age 65 are automatically 100% vested, regardless of completed years of employment.

    The following table illustrates annual pension benefits at age 65 under the most advantageous plan provisions available at various levels of compensation and years of service. Under the Plan, the benefit amounts in the following table are not subject to any deduction for social security or other offset amounts.

                              YEARS OF BENEFIT SERVICE
                -----------------------------------------------------
AVERAGE SALARY     10         15         20         25         30
--------------  ---------  ---------  ---------  ---------  ---------
 $     20,000   $   3,000  $   4,600  $   6,000  $   7,600  $   9,000
 $     30,000   $   4,500  $   6,900  $   9,000  $  11,400  $  13,500
 $     50,000   $   7,500  $  11,500  $  15,000  $  19,000  $  22,500
 $     75,000   $  11,250  $  17,250  $  22,500  $  28,500  $  33,750
 $    100,000   $  15,000  $  23,000  $  30,000  $  38,000  $  45,000
 $    150,000   $  22,500  $  34,500  $  45,000  $  57,000  $  67,500



    As of September 30, 1997, Arthur E. Krile and E. Glen Rittenhouse had 36 years and 24.25 years of creditable service, respectively, under the Plan.

    Flexible Benefits Program (Section 125 Plan). The Bank has established a Flexible Benefits Program pursuant to Section 125 of the Internal Revenue Code of 1986, as amended. The Program provides for payment of eligible employee health care and dependent care expenses through fixed payroll deductions. All full-time employees of the Bank are eligible to participate in the Program after six continuous months of employment. The Bank absorbs the costs of administration of the Program. The third party administrator of the Program is Employee Benefits Cooperative, Madison, Wisconsin.

    Stock Option Plan. The Bank adopted the Pekin Savings and Loan Association 1992 Stock Option Plan (the "Option Plan"), pursuant to which a number of options have been granted to officers, directors and employees of the Bank. The Option Plan was assumed by the Company, as successor to the Bank, subsequent to the Reorganization. The purpose of the Option Plan is to provide additional incentive to certain officers, directors and employees by facilitating their purchase of stock in the Bank. The Option Plan provides for a term of ten years, after which no awards may be made, unless earlier terminated by the Board of Directors pursuant to the Option Plan.

    The Option Plan is administered by a committee of non-employee directors designated by the Board of Directors (the "Option Committee"). Such members of the Option Committee are "disinterested" within the meaning of Rule 16b-3 pursuant to the Securities Exchange Act of 1934. The Option Committee selects those to whom options are to be granted and the number of such options to be granted.

    Officers, directors and employees are eligible to receive, at no cost to them, options under the Option Plan. Options granted under the Option Plan constitute both incentive stock options (options that afford favorable tax treatment to recipients upon compliance with certain restrictions pursuant to
Section 422 of the Code and that do not normally result in tax deductions to the Bank) and options that do not so qualify. The option price may not be less than 100% of the fair market value of the shares on the date of the grant, and no option shall be exercisable after the expiration of ten years from the date it is granted; provided, however, that in the case of any employee who owns more than 10% of the outstanding Common Stock at the time the option is granted, the option price may not be less than 110% of the fair market value of the shares on the date of the grant, and the option shall not be exercisable after the expiration of five years from the date it is granted. Option shares may be paid in cash, shares of the Common Stock, or a combination of both.

    No federal income tax consequences are incurred by the Bank or the optionee at the time of grant of an option. The exercise of an option which is an incentive stock option will generally not by itself result in the recognition of taxable income to the optionee nor entitle the Bank to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the option shares on the date of exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax under the Code. The optionee will recognize capital gain or loss upon resale of the shares received upon such exercise; provided that he held such shares for at least one year after transfer of the shares to him or two years after the grant of the option, whichever is later. If the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the lesser of (i) the difference between the exercise price and the fair market value on the date of the exercise of the shares or (ii) the gain realized upon the sale. The exercise of a non-incentive stock option will generally result in the recognition of ordinary income by the optionee on the date of exercise in an amount equal to the difference between the exercise price and the fair market value of the shares acquired pursuant to the option. The Bank will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as any ordinary income is recognized by the optionee.

    The Option Plan provides that, in the event of a change in control or imminent change in control of the Bank, any option which provides for its exercise in installments shall become immediately exercisable, and the optionee shall, at the discretion of the Option Committee, be entitled to receive cash in an amount equal to the excess of the fair market value of the stock subject to the option over the option price in exchange for the surrender of the option. "Control" generally refers to the acquisition by any person or group of the ownership or power to vote more than 25% of the Bank's stock, the control of the election of a majority of the directors or the exercise of a controlling influence over the management or policies of the Bank.

    The Bank will receive no monetary consideration for granting of stock options under the Option Plan. It will receive no monetary consideration other than the option price for each share issued to optionees upon the exercise of such options.

    TRANSACTIONS WITH CERTAIN RELATED PERSONS. The Bank, like many financial institutions, has followed a policy of granting loans to its officers, directors and employees. All loans by the Bank to its directors and executive officers are subject to FDIC regulations regarding loans and other transactions with affiliated persons of the Bank. Federal laws regarding transactions with affiliates require that all loans to directors and executive officers must generally be made on terms and conditions substantially the same as offered in comparable transactions to other persons. The Bank's policy is to make loans to affiliates in compliance with current federal laws.

    Set forth below is certain information as to loans made by the Bank to each of its directors and executive officers whose aggregate indebtedness to the Bank exceeded $60,000 at any time since October 1, 1996. Unless otherwise indicated, all of the loans are secured loans and all loans designated as residential loans are first mortgage loans secured by the borrower's principal place of residence.

                                                                                  HIGHEST     BALANCE AS
                                                                                  BALANCE         OF
                                                                                  DURING      SEPTEMBER    INTEREST RATE ON
        NAME OF                     LOAN               DATE        ORIGINAL     1997 FISCAL      30,         SEPTEMBER 30,
  OFFICER OR DIRECTOR               TYPE            ORIGINATED    LOAN AMOUNT      YEAR          1997            1997
------------------------  ------------------------  -----------  -------------  -----------  ------------  -----------------
E. Glen Rittenhouse       Home Mortgage              2/96           $ 61,600     $ 59,991     $ 57,421         6.75%
Senior Vice President     Second Mortgage            6/97           $ 14,000     $ 14,000     $ 13,592         6.25%
and Secretary

James A. Crafton          Home Improvement           6/97           $  4,000     $  4,000     $  3,792         8.50%
Vice President            Home Mortgage              8/97           $ 50,000     $ 50,000     $ 49,730        6.125%
                          Second Mortgage            8/97           $  8,500     $  8,500     $ 48,470         6.50%
                          Note                       9/97           $  1,500     $  1,500     $  1,556         7.50%

Lisa M. Harness           Home Mortgage             10/93           $ 65,500     $ 60,784     $ 59,048         7.00%
Vice President            Home Improvement           3/97              4,000        4,000        3,740         9.50%
                          2nd Mortgage              12/95             23,799       22,710       20,855         8.00%

D. Earl Riley             Home Mortgage              7/97           $100,000     $100,000     $ 99,902        6.125%
Vice President            Home Mortgage              7/93             75,000       72,650       71,764         7.50%
                          2nd Mortgage               5/97             31,000       31,000       21,741         6.25%
                          1st Mortgage              07/95            108,000      106,480      105,264         7.25%

James S. Wolf             Home Mortgage             08/97           $160,000     $160,000     $160,000        6.375%
Director

-------------------------------------------------------------------------------
              PROPOSAL II--RATIFICATION OF APPOINTMENT OF AUDITORS
-------------------------------------------------------------------------------
    The Board of Directors of the Company has approved the engagement of Clifton, Gunderson & Co. to be the Company's auditors for the 1998 fiscal year, subject to the ratification of the engagement by the Company's stockholders. At the Meeting, the stockholders will consider and vote on the ratification of the engagement of Clifton, Gunderson & Co. for the Company's fiscal year ending September 30, 1998. A representative of Clifton, Gunderson
& Co. is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

    In order to ratify the selection of Clifton, Gunderson & Co. as the auditors for the 1998 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote "FOR" the ratification of Clifton, Gunderson & Co. as auditors for the 1998 fiscal year.

                             STOCKHOLDER PROPOSALS

    In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Bank's executive office, 601-617 Court Street, Pekin, Illinois, no later than August 22, 1998. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

                                 OTHER MATTERS

    The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

                                 MISCELLANEOUS

    The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation. The Company's 1997 Annual Report to Stockholders has been included with the Proxy Statement. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing the Bank. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1997, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO E. GLEN RITTENHOUSE, SECRETARY, PEKIN SAVINGS, 601 COURT STREET, PEKIN, ILLINOIS 61554.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       E. Glen Rittenhouse
                                       Secretary



Pekin, Illinois
December 19, 1997

                                REVOCABLE PROXY

                           PROGRESSIVE BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                January 20, 1998

    The undersigned hereby appoints the official proxy committee consisting of the five members of the Board of Directors of Progressive Bancorp, Inc. (the "Company") not standing for election, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Meeting") to be held at the Company's main office at 601 Court Street, Pekin, Illinois at 2:00 p.m. (Illinois time) on Tuesday, January 20, 1998. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:


                                                 FOR           AGAINST

    1. The election as directors of all
       nominees listed below (except as marked   / /             / /
       to the contrary below)

       Arthur E. Krile, Jr.
       E. Glen Rittenhouse


       INSTRUCTION: To withhold your vote for
       one or more nominees, write the name
       of the nominee(s) on the line(s) below.

       ------------------------

       ------------------------

       ------------------------


                                                 FOR        AGAINST      ABSTAIN

    2. The ratification of the appointment of
       Clifton, Gunderson & Co. as auditors for   / /        / /           / /
       the fiscal year ending September 30, 1998.

The Board of Directors recommends a vote "FOR" each of the listed proposals.

-------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE
SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED
ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE
BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
-------------------------------------------------------------------------------

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting.

    The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Meeting, a proxy statement dated December 19, 1997, and audited financial statements.


    Dated:____________, 199_        / /  Check Box if You Plan to Attend Meeting



____________________________        __________________________
PRINT NAME OF STOCKHOLDER            PRINT NAME OF STOCKHOLDER



____________________________        __________________________
SIGNATURE OF STOCKHOLDER             SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.




-------------------------------------------------------------------------------
              Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.
-------------------------------------------------------------------------------